UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

WEYLAND TECH, INC.

_______________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEYLAND TECH, INC.
85 BROAD STREET,16-079
NEW YORK, NY 10004
________________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 15, 2019
________________________________

TO THE STOCKHOLDERS OF WEYLAND TECH INC.:

You are cordially invited to attend the Special Meeting of Stockholders (“Special Meeting”) of Weyland Tech, Inc., a Delaware corporation (“Weyland” or the “Company”), to be held at the offices of The Crone Law Group, P.C., 500 Fifth Avenue, Suite 938, New York, New York 10110, on November 15, 2019, at 12:00 p.m. local time, for the following purposes:

1.

To approve a proposal to grant the Company’s Board of Directors (the “Board”) discretionary authority to amend the Company’s certificate of incorporation to effectuate a reverse stock split of the Company’s common stock, $0.0001 par value (“Common Stock”), by a ratio of no less than 1-for-5 and no more than 1-for-20, with such ratio to be determined by the Board in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the purpose of the Reverse Split is to attempt to obtain a listing on The Nasdaq Capital Market; and

2.

To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

The Board has fixed the close of business on September 27, 2019, as the record date for the Special Meeting.  This means that only holders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting, or at any adjournment or postponement of the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting in person.  Your vote is important.  Your shares can be voted at the Special Meeting only if you are present in person or represented by proxy.  If you are not planning to attend the Special Meeting, we urge you to authorize your proxy in advance  You may authorize your vote by proxy over the Internet through the Company’s transfer agent, Nevada Agency and Transfer Company at their website at https://stocktrack.simplyvoting.com/.  If you complete your proxy electronically over the Internet you do not need to return a proxy card.  If you hold your shares beneficially in street name through a nominee, you should follow the instructions you receive from your nominee to vote these shares.

WHETHER OR NOT YOU PLAN ON ATTENDING THE SPECIAL MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

By Order of the Board of Directors
/s/ Brent Y. Suen
Brent Y. Suen
New York, NY	Chief Executive Officer
October 21, 2019

WEYLAND TECH, INC.
85 Broad Street,16-079
New York, NY 10004
__________________

PROXY STATEMENT
__________________

SPECIAL MEETING OF STOCKHOLDERS
NOVEMBER 15, 2019
__________________

This Proxy Statement is furnished to the holders of common stock, $0.0001 par value (“Common Stock”), of Weyland Tech, Inc., a Delaware corporation (“Weyland,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies on behalf of the Board of Directors (“Board”) for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on November 15, 2019, at 12:00 p.m. local time, at the offices of The Crone Law Group, P.C., 500 Fifth Avenue, Suite 938, New York, New York 10110, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of special meeting of stockholders.  Only stockholders of record at the close of business on September 27, 2019, the record date for the Special Meeting (the “Record Date”), are entitled to notice of and to vote at the Special Meeting.

This Proxy Statement and enclosed proxy card were first mailed on or about October 24, 2019 to stockholders entitled to vote at the Special Meeting.  Each holder of our Common Stock is entitled to one vote for each share held as of the Record Date with respect to all matters that may be considered at the Special Meeting.  Stockholder votes will be tabulated by the person(s) appointed by the Board to act as inspector(s) of election for the Special Meeting.

We will bear the expense of soliciting proxies.  Our directors, officers and employees may solicit proxies personally or by telephone, facsimile, email or other means of communication, and we do not intend to pay additional compensation for doing so.  In addition, we may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our Common Stock for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:   Who may vote at the Special Meeting?

A:  The Board has established September 27, 2019 as the Record Date for the Special Meeting.  If you owned our Common Stock at the close of business on the Record Date, you may attend and vote at the Special Meeting.  Each stockholder is entitled to one vote for each share of our Common Stock held on all matters to be voted on.  As of the Record Date, there were 96,821,494 shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

Q:  What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:  If your shares are registered directly in your name with our transfer agent, Nevada Agency and Transfer Company, you are considered, with respect to those shares, a “stockholder of record.”  If you are a stockholder of record, we have sent these proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name.  In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q:   What is the quorum requirement for the Special Meeting?

A:  The holders of a majority of our outstanding shares of capital stock entitled to vote as of the Record Date must be present at the Special Meeting in order for us to hold the meeting and conduct business.  This is called a quorum.  Your shares will be counted as present at the meeting if you:

•     Are present and entitled to vote in person at the Special Meeting; or

•     Have properly submitted a proxy card or voter instruction card in advance of or at the Special Meeting.

If you are present in person or by proxy at the Special Meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.  Abstentions and broker non-votes are counted as present at the Special Meeting for determining whether we have a quorum.  A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.  With respect to broker non-votes, the shares will not be considered entitled to vote at the Special Meeting on non-routine matters, which means your broker may not vote your shares on Proposal 1 if you have not given your broker specific instructions as to how to vote.  Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Q:   What proposals will be voted on at the Special Meeting?

A:  The proposals to be voted on at the Special Meeting are as follows:

Proposal 1 - To approve a proposal to grant our Board discretionary authority to amend the Company’s certificate of incorporation (the “Certificate of Amendment”) to effectuate a reverse stock split of the Company’s Common Stock, by a ratio of no less than 1-for-5 and no more than 1-for-20, with such ratio to be determined by our Board in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the purpose of such Reverse Split is to attempt to obtain a listing on The Nasdaq Capital Market (the “Reverse Split Proposal”).

We will also consider any other business that properly comes before the Special Meeting.  As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Special Meeting.  If any other matters are properly brought before the Special Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:  What vote is required to approve each item to be voted on at the Special Meeting?

A:  With respect to the Reverse Split Proposal, approval will be determined by the vote of a majority of the shares of our Common Stock issued and outstanding.  With respect to an abstention, the shares will be considered present and entitled to vote at the Special Meeting and they will have the same effect as a vote against the matters.  With respect to broker non-votes, the shares will not be considered entitled to vote at the Special Meeting for such matter and they are not counted in the vote.

Approval of any other matter that may come before the Special Meeting will be determined by the vote of a majority of the shares of our Common Stock present in person or by proxy at the Special Meeting and voting on such matters.  With respect to an abstention, the shares will be considered present and entitled to vote at the Special Meeting and they will have the same effect as votes against the matter.

Our Board has not received timely notice (and does not know) of any matters that are to be brought before the Special Meeting other than as set forth in the Notice of Special Meeting.

Q:  How does the Board recommend that I vote?

A:   Our Board recommends that you vote FOR the approval of the Reverse Split Proposal.

Q:  Can I access these proxy materials on the Internet?

A:  Yes.  The Notice of Special Meeting, Proxy Statement, and form of proxy card are available under the “Investors” section of the Company’s website at www.weyland-tech.com.  All materials will remain posted on www.weyland-tech.com until the conclusion of the Special Meeting.

Q:  How may I vote my shares in person at the Special Meeting?

A:  If your shares are registered directly in your name with our transfer agent, Nevada Agency and Transfer Company, you are considered, with respect to those shares, the stockholder of record.  As the stockholder of record, you have the right to vote in person at the Special Meeting.  If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name.  As the beneficial owner, you are also invited to attend the Special Meeting.  Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Q:  How can I vote my shares without attending the Special Meeting?

A:  Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Special Meeting.

Vote by Mail: If you are the stockholder of record, you may submit your proxy by mail by signing and dating your proxy card and submitting it in the postage-paid envelope enclosed with this proxy statement.  If you are the beneficial owner of the shares, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Vote by Internet: You can vote via the Internet by following the instructions on your proxy card.  It will instruct you to vote by proxy over the Internet through the Company’s transfer agent, Nevada Agency and Transfer Company, at their website at https: https://stocktrack.simplyvoting.com/.  You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern time on November 14, 2019.  Internet voting is available 24 hours a day.  If you vote via the Internet, you do not need to vote in person or return a proxy card.

Q:   How can I change my vote after submitting it?

A:  If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Special Meeting by:

•     Filing a written notice of revocation bearing a later date than the proxy with our corporate Secretary either before the Special Meeting, at 85 Broad Street, 16-079, New York, NY 10004, or at the Special Meeting, at our principal office address listed on the first page of this Proxy Statement; or

•     Duly executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary either before the Special Meeting, or at the Special Meeting and before the taking of the vote, at our principal office address listed on the first page of this Proxy Statement; or

•     Attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.  You may also vote in person at the Special Meeting if you obtain a legal proxy from your bank, broker or other holder of record as described in the answer to a previous question.

Q:   Who will solicit proxies on behalf of the Company?

A:  This proxy solicitation is being made on our behalf by our Board.  We will bear the costs of solicitations of proxies for the Special Meeting.  In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise.  Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.  We have requested brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of our Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Q:  Where can I find the voting results of the Special Meeting?

A:  We will announce the voting results at the Special Meeting.  We will also disclose the results in a Current Report on Form 8-K that will be filed with the United States Securities and Exchange Commission within four business days after the date of the Special Meeting.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 available on the Internet instead of mailing a printed copy of these materials to each stockholder. The Company is making these materials available under the “Investors” section of the Company’s website at www.weyland-tech.com.  Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below.  Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

GRANT THE BOARD DISCRETIONARY AUTHORITY TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK TO RAISE THE PER SHARE TRADING PRICE OF OUR COMMON STOCK

(PROPOSAL 1)

General

On September 26, 2019, our Board authorized a reverse stock split at a ratio of not less than 1-for-5 and not more than 1-for-20, with such ratio to be determined by the Board and in its sole discretion with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the purpose of such Reverse Split is to attempt to obtain a listing on The Nasdaq Capital Market. The Board is now asking you to approve this amendment.

If the Board determines to effect the Reverse Split, the intent is to increase the stock price of our Common Stock, which is currently trading on the OTCQX marketplace, to a level sufficiently above the minimum bid price requirement that is required for initial listing on The Nasdaq Capital Market (“Nasdaq”) such that the Board, in its sole discretion, may apply for initial listing on The Nasdaq Capital Market, at such time as we otherwise meet the other quantitative and qualitative requirements for listing. Upon determination by the Board that it will pursue listing on The Nasdaq Capital Market (and we otherwise meet the listing criteria) and the stock price of our Common Stock is trading below such minimum bid price requirement, the Board will select an appropriate ratio and file the Certificate of Amendment with the Secretary of State of the State of Delaware.

Effecting the Reverse Split requires that Article IV of our amended and restated certificate of incorporation be amended by filing the Certificate of Amendment.  The form of Certificate of Amendment is attached as Appendix A to this Proxy Statement, with the Secretary of State of the State of Delaware.  If approved, the amendment will be effective upon the filing of the Certificate of Amendment (or on such date and time as specified therein) substantially in the form attached as Appendix A with the Secretary of State of the State of Delaware with such filing to occur, if at all, by the Board in its sole discretion.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock.  Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split.  The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.  The table below sets forth the number of shares of our Common Stock authorized and outstanding after the Reverse Split based on 96,821,494 shares of Common Stock outstanding as of the Record Date:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	250,000,000	96,821,494	153,178,506
Post-Reverse Stock Split 1:5	250,000,000	19,364,299	230,635,701
Post-Reverse Stock Split 1:6	250,000,000	16,136,916	233,863,084
Post-Reverse Stock Split 1:7	250,000,000	13,831,642	236,168,358
Post-Reverse Stock Split 1:8	250,000,000	12,102,687	237,897,313
Post-Reverse Stock Split 1:9	250,000,000	10,757,944	239,242,056
Post-Reverse Stock Split 1:10	250,000,000	9,682,149	240,317,851
Post-Reverse Stock Split 1:11	250,000,000	8,801,954	241,198,046
Post-Reverse Stock Split 1:12	250,000,000	8,068,458	241,931,542
Post-Reverse Stock Split 1:13	250,000,000	7,447,807	242,552,193
Post-Reverse Stock Split 1:14	250,000,000	6,915,821	243,084,179
Post-Reverse Stock Split 1:15	250,000,000	6,454,766	243,545,234
Post-Reverse Stock Split 1:16	250,000,000	6,051,343	243,948,657
Post-Reverse Stock Split 1:17	250,000,000	5,695,382	244,304,618
Post-Reverse Stock Split 1:18	250,000,000	5,378,972	244,621,028
Post-Reverse Stock Split 1:19	250,000,000	5,095,868	244,904,132
Post-Reverse Stock Split 1:20	250,000,000	4,841,074	245,158,926

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of capital stock from 250,000,000 shares, $0.0001 par value per share.  There are currently no shares of preferred stock authorized or issued and outstanding.  The remaining authorized shares of Common Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products.

We do not currently have any plans, proposals or arrangements to issue any of the authorized shares which would become newly available as a result of the Reverse Split, as the Company currently has sufficient authorized shares to be issued in connection with any planned capital raise or outstanding securities, including options and warrants.  Nevertheless, in order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 250,000,000 shares.

Reasons for the Reverse Split

The Board’s primary objective in proposing the Reverse Split is to enable the Board, if necessary, or if the Board otherwise desires, to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQX marketplace, to allow for a listing of our Common Stock on either The Nasdaq Capital Market (assuming that we will otherwise satisfy the other listing criteria for listing on The Nasdaq Capital Market).  Neither our Board nor the Company currently has intentions of going private.  The Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 under the Exchange Act.

Upon receiving stockholder approval, the Board may, in its sole discretion, select an appropriate ratio and file the Certificate of Amendment with the Secretary of State of the State of Delaware.  Thereafter, the Board may, in its sole discretion, seek to obtain Nasdaq’s approval for listing on The Nasdaq Capital Market.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the listing requirements of The Nasdaq Capital Market and our Common Stock could be listed on such exchange if we meet the other listing and corporate governance requirements of The Nasdaq Capital Market.  Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock.  Our Board believes that current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is quoted on The Nasdaq Capital Market.

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public.  Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock.  Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks.  Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks.  Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Split or, if effected, that the Reverse Split will have any of the desired effects described above.  More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will satisfy the other listing criteria or will be listed on The Nasdaq Capital Market, or once initially listed, that we will be able to maintain such listing.

Requirements for Listing on The Nasdaq Capital Market

In order to list our Common Stock on The Nasdaq Capital Market, among other requirements, our Common Stock must maintain a minimum bid price of $4.00 for The Nasdaq Capital Market.  Our Board has considered the potential advantages to us if our Common Stock is listed on the The Nasdaq Capital Market and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our stockholders to effect the Reverse Split to help attain a $4.00 bid price and ensure compliance with the listing requirements of The Nasdaq Capital Market.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of twenty.  We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time.  While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our

Common Stock.  The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success.  If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our market capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented.  This may also increase the number of stockholders who hold less than a “round lot,” or 100 shares.  This has two disadvantages.  First, the rules of The Nasdaq Capital Market require that at least half the minimum required number of round lot holders (450) must each hold unrestricted securities with a minimum value of $2,500 to be listed on such exchange.  Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis.  Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware.  The actual timing of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board.  In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders.  In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $4.00 at the time the Reverse Split is to be effected.  The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware or at such time and date as specified in the Certificate of Amendment (the “Effective Time”).

Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board in its sole discretion.  For example, if you presently hold 15,000 shares of our Common Stock, you would hold 3,000 shares of our Common Stock following the Reverse Split if the ratio is 1-for-5, or you would hold 750 shares of our Common Stock if the ratio is 1-for-20.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split.

The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, would also be ratably adjusted in accordance with their terms as of the Effective Time. However, all outstanding options of the Company expired as of December 31, 2018.  We currently have warrants to purchase 2,137,284 shares of the Company’s Common Stock, with a term of five years and an exercise price of $0.30 per share. These warrants will be reduced proportionately with the Reverse Split.

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act.

Fractional Shares; Exchange of Stock Certificates

Our Board does not intend to issue fractional shares in connection with the Reverse Split.  Therefore, we do not expect to issue certificates representing fractional shares.  Holders of record of our Common Stock who otherwise would be entitled to receive fractional shares because they hold, as of a date prior to the Effective Time of the Reverse Split, a number of shares of our Common Stock not evenly divisible will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof.  The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of our Common Stock on the day immediately prior to the Effective Time of the Reverse Split, as quoted on the OTCQX marketplace.  The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Holders of our Common Stock should be aware that, under the escheat laws of the various jurisdictions where our stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction.  Thereafter, holders of our Common Stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

As of the Record Date, we had 510 holders of record of our Common Stock (although we have significantly more beneficial holders).  We do not expect the Reverse Split to result in a significant reduction in the number of record holders.  We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder.  Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending Nevada Agency and Transfer Company, as the exchange agent, the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require.  Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered.  Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal.  The exchange agent will send each stockholder a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s).

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders.  However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.  Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 250,000,000.  Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio.  As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.  If our Common Stock is listed on The Nasdaq Capital Market, stockholder approval must be obtained, under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval.  Such an exemption would be available if our audit committee at that time authorized the filing of a prior written application with Nasdaq to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and Nasdaq granted us such an exemption.

In accordance with our Amended and Restated Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 250,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company.  The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards.  However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable.  The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of The Nasdaq Capital Market.  The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt.  There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us.  Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution.  Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock.  This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”).  This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).  This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split.  Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our stockholders with any such rights.

Text of Proposed Amendment; Effectiveness

The text of the proposed Certificate of Amendment is set forth in Appendix A to this Proxy Statement.  If and when effected by our Board, the Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

Required Vote

Approval of the Reverse Split Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class.  Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the approval of the Reverse Split Proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Reverse Split Proposal, as disclosed in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of October 21, 2019, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock, (ii) each Named Executive Officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (a) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days after such date upon the exercise of stock options, warrants or convertible securities. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days after October 21, 2019.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days after October 21, 2019 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of Weyland Tech Inc., 85 Broad Street, 16-079, New York, NY 10004.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Directors and Executive Officers
Brent Suen	President, Chief Executive Officer, Director and Secretary	1,832,000	1.9%
Lionel Choong	Acting Chief Financial Officer and Director	954,000	*
Eddie Foong	Chief Operating Officer and Director	3,270,000	3.4%
Matthew Burlage	Independent Director	0	*
Ross O'Brien	Independent Director	0	*
Brett Lay	Independent Director	0	*
Wilson Rondini III	Independent Director	3,137,284 (2)	3.2%

All Directors and Officers as a group (7 persons)		9,193,284 (3)	9.5%

5% Shareholders
None

 _____________________

* Less than 1%

Notes:

(1)

Applicable percentage ownership is based on 96,821,494 shares of Common Stock outstanding as of October 21, 2019.

(2)

Consists of (a) 1,000,000 shares of Common Stock, and (b) 2,137,284 shares of Common Stock underlying vested warrants held in the name of Falcon Capital LLP.  Mr. Rondini is the Managing Partner of Falcon Capital LLP.

(3)

Includes 2,137,284 shares of Common Stock underlying vested warrants.

Changes in Control

There are no existing arrangements that may result in a change in control of the Company.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented by stockholders at a special meeting of stockholders must be received by us within the time periods described below in order to be included in the Proxy Statement and form of proxy relating to such special meeting.  Under rules prescribed by the SEC, stockholders must follow certain procedures to introduce an item of business at a special meeting of stockholders.  In general, to be timely under these rules, notice of such business related to a special meeting of stockholders must comply with the requirements in our bylaws and must be received by us at a reasonable time before we begin to print and mail our proxy materials. The Company has not received any stockholder proposals to be considered for presentation at the Special Meeting.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our Proxy Statement for this Special Meeting, except in circumstances where (i) we receive reasonable notice of the proposed matter, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

TRANSACTIONS OF OTHER BUSINESS AT THE SPECIAL MEETING

We do not know of any business to be presented for action at the Special Meeting other than those items listed in the notice of the Special Meeting and referred to herein. If any other matters properly come before the Special Meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Callers in the United States can also call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

For those registered stockholders of the Company that will receive a full set of the proxy materials in the mail, a copy of the Company’s Annual Report will accompany this Proxy Statement. For those stockholders that will receive only the Notice, this Proxy Statement, our Annual Report, any amendments to the foregoing materials that are required to be furnished to stockholders, and the proxy card or voting instruction form will be available under the “Investors” section of the Company’s website at www.weyland-tech.com.  The Notice contains instructions on how to access the proxy materials over the Internet and vote online. These materials contain detailed information about the Meeting, the proposals to be considered, our Board's nominees for directors and other information concerning the Company.

If you received only the Notice and would like to receive a copy of the printed proxy materials, we will deliver promptly, upon written or oral request, a written copy of the Proxy Statement, the Annual Report, proxy card with voting instructions, and any amendments to the foregoing materials that are required to be furnished to stockholders. A stockholder who wishes to receive written copies of the proxy materials, now or in the future, may obtain one, without charge, by writing to the Company at 85 Broad Street, 16-079, New York, NY 10004, Attn.: Corporate Secretary, or by telephoning us at (808) 829-1057.

ANNUAL REPORT AND OTHER MATTERS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended by the Annual Report on Form 10-K/A which was filed on April 18, 2019 which was made available to stockholders preceding this proxy statement on the website of the SEC, located at www.sec.gov, contains financial and other information about our company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

WE WILL PROVIDE, WITHOUT CHARGE, A PRINTED COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, AND THE AMENDMENT THERETO, AS FILED WITH THE SEC, TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE THAT REQUESTS A COPY IN WRITING. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY US IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR COMPANY'S SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

IN ACCORDANCE WITH RULE 14A-3(E)(1) UNDER THE EXCHANGE ACT, ONE PROXY STATEMENT WILL BE DELIVERED TO TWO OR MORE STOCKHOLDERS WHO SHARE AN ADDRESS, UNLESS WE HAVE RECEIVED CONTRARY INSTRUCTIONS FROM ONE OR MORE OF THE STOCKHOLDERS. WE WILL DELIVER PROMPTLY UPON WRITTEN OR ORAL REQUEST A SEPARATE COPY OF THE PROXY STATEMENT TO A STOCKHOLDER AT A SHARED ADDRESS TO WHICH A SINGLE COPY OF THE PROXY STATEMENT WAS DELIVERED. REQUESTS FOR ADDITIONAL COPIES OF THE PROXY STATEMENT, AND REQUESTS THAT IN THE FUTURE SEPARATE PROXY STATEMENTS BE SENT TO STOCKHOLDERS WHO SHARE AN ADDRESS, SHOULD BE DIRECTED TO WEYLAND TECH INC., 85 BROAD STREET, 16-079, NEW YORK, NEW YORK 10004, ATTENTION: CORPORATE SECRETARY. IN ADDITION, STOCKHOLDERS WHO SHARE A SINGLE ADDRESS BUT RECEIVE MULTIPLE COPIES OF THE PROXY STATEMENT MAY REQUEST THAT IN THE FUTURE THEY RECEIVE A SINGLE COPY BY CONTACTING US AT THE ADDRESS SET FORTH IN THE PRIOR SENTENCE.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2016 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENTS AND SCHEDULES), AS AMENDED, IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO WEYLAND TECH INC., 85 BROAD STREET, 16-079, NEW YORK, NEW YORK 10004, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors
/s/ Brent Y. Suen
Brent Y. Suen
New York, NY	Chief Executive Officer
October 21, 2019

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

WEYLAND TECH INC.

Under Section 242 of the General Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.   The name of the corporation is Weyland Tech Inc.

2.   The certificate of incorporation was filed with the Secretary of State of the State of Delaware on _________________. Amendments to the certificate of incorporation were filed with the Secretary of State of the State of Delaware on ________________.

3.   This Amendment to the certificate of incorporation is filed pursuant to Section 242(a)(3) of the General Corporation Law to reflect a one-for-_____ reverse stock split so that for every _____ shares of the Corporation’s issued and outstanding Common Stock, $0.0001 par value, the holder of such shares will receive one new share of Common Stock, $0.0001 par value.  No fractional shares shall be issued and, in lieu thereof, the Corporation’s transfer agent shall cancel all fractional shares and stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale based on the fair market value of such fractional shares on the date of the filing of this amendment.

4.   Prior to the filing of this amendment, the Corporation had an authorized capital of 250,000,000 shares of capital stock, par value of $0.0001 per share.  Prior to this amendment, there were __________ shares of Common Stock issued and outstanding, __________ shares held in treasury and __________ authorized and unissued shares of Common Stock.  As a result of this amendment, the __________ shares of Common Stock issued and outstanding has become __________ shares of Common Stock, $0.0001 par value; the __________ shares of treasury stock has become _______ shares of Common Stock, $0.0001 par value; and the __________ authorized and unissued shares of Common Stock have become __________ shares of Common Stock, $0.0001 par value.

5.   Pursuant to Section 242 of the General Corporation Law, this amendment to the Certificate of Incorporation was authorized by unanimous consent of the board of directors of the Corporation on September 26, 2019 pursuant to Section 242(b)(1) of the General Corporation Law and by a majority of the outstanding shares entitled to vote at a meeting of stockholders of the Corporation pursuant to Section 242(b)(2) of the General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company hereby executes and adopts this Certificate of Amendment to the Certificate of Incorporation this ____ day of _____________, 2019.

WEYLAND TECH, INC.

_________________________
Brent Y. Suen
Chief Executive Officer

SAMPLE SHAREHOLDER NAME
101 SAMPLE STREET
APT. 999
SAMPLE CITY, XX 99999

**2019 Special Meeting of Stockholders**
Meeting Date: Friday, November 15, 2019

**Voting Instructions**

**You can vote by Internet**

Instead of mailing your proxy, you may choose to vote on the Internet. Validation details including Control ID are located on this form.

**Please vote immediately. Your vote is important.**

**Vote by Internet**

Log on to the internet and go to
**https://stocktrack.simplyvoting.com**
See your Control ID below.
Follow the steps outlined on this secured Web site.

***WE MUST RECEIVE YOUR VOTING INSTRUCTIONS PRIOR TO MIDNIGHT ET **11/14/19*****

**This Proxy will be voted in accordance with the directions given herein. If no direction is given, this proxy will be voted per board of directors recommendation.**

## PROXY CARD

**Control ID: SAMPLE999999X**

(Fill in only one box per nominee or item in black or blue ink)

WEYLAND TECH, INC. PROXY CARD Page 2 of 2

**2019 Special Meeting of Stockholders**

NOTE: To transact any other business as may properly come before the meeting or any adjournments or postpones thereof.

---

**B. Non-Voting Items**

☐ I would like to receive proxy materials via email in the future

Email Address: ______________________________

**C. Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below.**

Please sign exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

☐ I PLAN TO ATTEND THE MEETING

Account #2

Date (mm/dd/yyyy) ______________________________

Signatures:

______________________________

______________________________

______________________________

______________________________

| Address Change/Comments |
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**If voting by mail, you must complete Sections A & C and mail in the provided envelope.**